UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

  CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2022

FARO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
250 Technology Park, Lake Mary, Florida 32746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (407) 333-9911
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $.001 par value per share	FARO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 3.02. Unregistered Sales of Equity Securities.

On September 1, 2022, FARO Technologies, Inc. (the “Company”) entered into certain Share Purchase Agreements (the “Purchase Agreements”) to acquire all of the equity interests in NGH Holdings Limited (“GeoSLAM”) (the “Acquisition”). Under the terms of the Purchase Agreements, GeoSLAM shareholders received a cash payment of £22.0 million and 495,562 shares of the Company’s common stock, $0.001 par value (“Common Stock”), as consideration for the Acquisition and the Company agreed to register the Common Stock on a registration statement on Form S-3.

The foregoing transaction did not involve any underwriters, any underwriting discounts or commissions, or any public offering. The Company issued the Common Stock in reliance upon the exemptions from registration afforded by Section 4(a)(2) under the Securities Act of 1933, as amended, because the issuance of securities to the recipients did not involve a public offering, and no public solicitation or advertisement was made or relied upon in connection with the issuance of the shares.

Item 8.01. Other Events.

On September 1, 2022, the Company issued a press release regarding the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of FARO Technologies, Inc, dated September 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

September 2, 2022	/s/ Allen Muhich
	By:	Allen Muhich
	Its:	Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)